Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jupiter Neurosciences, Inc. of our report dated March 28, 2025, relating to our audit of the financial statements as of December 31, 2024 and for the year ended December 31, 2024, which appears in the Registration Statement on Form S-1 of Jupiter Neurosciences, Inc. for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Assurance Dimensions

Coral Springs, Florida

April 1, 2026